EXHIBIT 14(B)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-117172 on Form N-14 under the Securities Act of 1933, of our report dated February 3, 2004, appearing in the annual report to shareholders of The Riverfront Funds for the fiscal year ended December 31, 2003, relating to the Large Company Select Fund, Balanced Fund, Small Company Select Fund, Select Value Fund, U.S. Government Income Fund, and U.S. Government Securities Money Market Fund and to the references to us under the headings "Other Service Providers - Target Funds" and "Financial Highlights" in the Combined Prospectus/Proxy Statement and "Article IV(f) Certain Representations, Warranties and Agreements of Riverfront" in Exhibit A, which are part of such registration statement.


                                                  /s/ DELOITTE & TOUCHE LLP
                                                  ------------------------------
                                                  DELOITTE & TOUCHE LLP



Chicago, Illinois
August 27, 2004